758717296 EXECUTION VERSION CONSENT MEMORANDUM TO: Knowles Corporation Lender Group RE: Consent to the Specified Disposition DATE: June 17, 2024 Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of February 8, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Knowles Corporation, a Delaware corporation (the “Company”), Knowles Luxembourg International S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 26B Boulevard Royal, L - 2449 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B160769, the other Borrowing Subsidiaries from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The Company has informed the Administrative Agent and the Lenders that it intends to Dispose (or cause certain of its Subsidiaries to Dispose) of assets to an unaffiliated third party pursuant to a purchase and sale agreement that are related primarily to the development, design, production, manufacturing, marketing, sale, distribution, import, export, support and maintenance of microelectronic mechanical systems (MEMS) microphones, including SiSonicTM analog and digital microphones and voice vibration sensors (V2S), and AISonicTM digital signal processors (DSP), and the products and services related thereto, for use in consumer product applications in the ear, augmented/virtual reality, internet of things, automotive, computing and mobile markets (but excluding certain markets) (all of the foregoing, the “Specified Disposition”). The Company has requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that the Company and its Subsidiaries may consummate the Specified Disposition in reliance on Section 6.05(n) of the Credit Agreement without satisfying the 75% cash consideration condition set forth therein. Notwithstanding anything contained in the Credit Agreement and the other Loan Documents (including, without limitation, Section 6.05(n) of the Credit Agreement) to the contrary, by the execution of this Consent Memorandum by the Administrative Agent and the Required Lenders, the Administrative Agent and the Lenders hereby consent and agree to the Consent so long as at least 30% of the consideration for the Specified Disposition consists of cash. For the avoidance of doubt, this Consent Memorandum shall not operate as a waiver or modification of any of the terms or conditions set forth in Section 6.05(n) of the Credit Agreement other than the cash consideration requirement for purposes of the Specified Disposition as set forth above. Please indicate your consent, as soon as possible but in no event later than 5:00 p.m. (New York time) on June 17, 2024, by executing two (2) counterparts of your attached signature page to this Consent Memorandum and, upon execution, return one .pdf copy by e-mail to the attention of Ethan Briggs at Mayer Brown LLP, counsel to the Administrative Agent (e-mail: ebriggs@mayerbrown.com), and return two (2) originals to Ethan Briggs at Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606. Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. The Company hereby represents and warrants as follows: (a) this Consent Memorandum has been duly executed and delivered by the Company and this Consent Memorandum and the Credit Agreement

2 constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (b) as of the date hereof and after giving effect to the terms of this Consent Memorandum, (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties of the Company set forth in the Credit Agreement and each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date). Except as expressly set forth herein, the execution, delivery and effectiveness of this Consent Memorandum shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. The Company hereby (a) agrees that this Consent Memorandum and the transactions contemplated hereby shall not limit or diminish its obligations arising under or pursuant to the Loan Documents to which it is a party, (b) reaffirms all of its obligations under the Loan Documents to which it is a party, (c) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Administrative Agent pursuant to any of the Loan Documents (and any filings made in connection therewith), and (d) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Each reference in the Credit Agreement to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Credit Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by Electronic Signature shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, Sections 9.06(b) (Electronic Execution), 9.09 (Governing Law; Jurisdiction; Consent to Services of Process), and 9.10 (Waiver of Jury Trial) shall apply to this Consent Memorandum, mutatis mutandis. [Signature Pages Follow]

Consent Memorandum Knowles Corporation, et al. SUMITOMO MITSUI BANKING CORPORATION, as a Lender By Name: Jun Ashley Title: Director

Consent Memorandum Knowles Corporation, et al. INTERNAL HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By Name: Jillian Clemons Title: Senior Vice President

Consent Memorandum Knowles Corporation, et al. MIZUHO BANK, LTD., as a Lender By Name: Tracy Rahn Title: Managing Director